Exhibit 99.1

Broadcom Inc. Announces Pricing of Private Offering of Senior Notes

SAN JOSE, Calif. – May 5, 2020 – Broadcom Inc. (Nasdaq: AVGO) (“Broadcom”) announced today that it has priced its previously announced offering (the “Offering”) of $1,000,000,000 of 2.250% Senior Notes due 2023 (the “2023 Notes”), $2,250,000,000 of 3.150% Senior Notes due 2025 (the “2025 Notes”), $2,750,000,000 of 4.150% Senior Notes due 2030 (the “2030 Notes”) and $2,000,000,000 of 4.300% Senior Notes due 2032 (the “2032 Notes and, together with the 2023 Notes, the 2025 Notes, and the 2030 Notes, the “New Notes”).

Broadcom intends to use the net proceeds from the sale of the New Notes for the repayment, retirement or repurchase of certain of its or its subsidiaries’ existing indebtedness, including, but not limited to, repayments of certain amounts outstanding under its November 2019 credit agreement.

The New Notes are being sold in a private placement to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States under Regulation S under the Securities Act. The New Notes have not been and will not be registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release is neither an offer to sell nor a solicitation of an offer to buy the New Notes, nor shall there be any sale of the New Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. This notice is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About Broadcom Inc.

Broadcom Inc., a Delaware corporation headquartered in San Jose, CA, is a global technology leader that designs, develops and supplies a broad range of semiconductor and infrastructure software solutions. Broadcom’s category-leading product portfolio serves critical markets including data center, networking, enterprise software, broadband, wireless, storage and industrial. Our solutions include data center networking and storage, enterprise, mainframe and cyber security software focused on automation, monitoring and security, smartphone components, telecoms and factory automation.

Cautionary Note Regarding Forward-Looking Statements

This announcement contains forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act concerning Broadcom. These statements include, but are not limited to, statements that address our expected future business and financial performance and other statements identified by words such as “will”, “expect”, “believe”, “anticipate”, “estimate”, “should”, “intend”, “plan”, “potential”, “predict”, “project”, “aim”, and similar words, phrases or expressions. These forward-looking statements are based on current expectations and beliefs of the management of Broadcom, as well as assumptions made by, and information currently available to, such management, current market trends and market conditions and involve risks and uncertainties, many of which are outside the Company’s and management’s control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements.

Particular uncertainties that could materially affect future results include risks associated with: our acquisition of Symantec Corporation’s Enterprise Security business (“Symantec Business”), including (1) potential difficulties in employee retention, (2) unexpected costs, charges or expenses, and (3) our ability to successfully integrate the Symantec Business and achieve the anticipated benefits of the transaction; any loss of our significant customers and fluctuations in the timing and volume of significant customer demand; our dependence on contract manufacturing and outsourced supply chain; our dependency on a limited number of suppliers; global economic conditions and concerns; international political and economic conditions; any acquisitions we may make, such as delays, challenges and expenses associated with receiving governmental and regulatory approvals and satisfying other closing conditions, and with integrating acquired businesses with our existing businesses and our ability to achieve the benefits, growth prospects and synergies expected by such acquisitions, including our recent acquisition of the Symantec Business; government regulations and trade restrictions; our significant indebtedness and the need to generate sufficient cash flows to service and repay such debt; dependence on and risks associated with distributors and resellers of our products; dependence on senior management and our ability to attract and retain qualified personnel; involvement in legal or administrative proceedings; quarterly and annual fluctuations in operating results;

our ability to accurately estimate customers’ demand and adjust our manufacturing and supply chain accordingly; cyclicality in the semiconductor industry or in our target markets; our competitive performance and ability to continue achieving design wins with our customers, as well as the timing of any design wins; prolonged disruptions of our or our contract manufacturers’ manufacturing facilities, warehouses or other significant operations; our ability to improve our manufacturing efficiency and quality; our dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our ability to maintain or improve gross margin; our ability to protect our intellectual property and the unpredictability of any associated litigation expenses; compatibility of our software products with operating environments, platforms or third-party products; our ability to enter into satisfactory software license agreements; sales to our government clients; availability of third party software used in our products; use of open source code sources in our products; any expenses or reputational damage associated with resolving customer product warranty and indemnification claims; market acceptance of the end products into which our products are designed; our ability to sell to new types of customers and to keep pace with technological advances; our compliance with privacy and data security laws; our ability to protect against a breach of security systems; changes in accounting standards; fluctuations in foreign exchange rates; our provision for income taxes and overall cash tax costs, legislation that may impact our overall cash tax costs and our ability to maintain tax concessions in certain jurisdictions; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature. Many of the foregoing risks and uncertainties are, and will be, exacerbated by the COVID-19 pandemic and any worsening of the global business and economic environment as a result.

Our filings with the Securities and Exchange Commission (“SEC”), which you may obtain for free at the SEC’s website at http://www.sec.gov, discuss some of the important risk factors that may affect our business, results of operations and financial condition. Actual results may vary from the estimates provided. We undertake no intent or obligation to publicly update or revise any of the estimates and other forward-looking statements made in this announcement, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Broadcom Inc.

Beatrice F. Russotto

Investor Relations

408-433-8000

investor.relations@broadcom.com